                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): November 23, 1998



                              MENLEY & JAMES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                 0-19788                     23-2621602
----------------------------     -----------                ----------------
(State or Other Jurisdiction     (Commission                (I.R.S. Employer
      of Incorporation)          File Number)               Identification No.)


           125 Strafford Avenue, Suite 300, Wayne, Pennsylvania 19087
           ----------------------------------------------------------
                    (Address of principal executive offices)


                                 (610) 975-4540
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

                  On November 23, 1998, Menley & James, Inc., a Delaware corporation ("Company"), and Menley & James Laboratories, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Subsidiary"), consummated the sale of substantially all of the Subsidiary's assets and certain assets of the Company (collectively referred to as "Assets") to Numark Laboratories, Inc., a New Jersey corporation ("Numark"). The sale was effected pursuant to an Asset Purchase Agreement dated as of August 21, 1998, as amended by Amendment No. 1 dated October 13, 1998, and Amendment No. 2 dated November 11, 1998 (as amended, the "Agreement"), between the parties. The Agreement was approved by the Company's stockholders at a special meeting held on November 23, 1998.

         The only assets which the Company and the Subsidiary retained were its office lease for the property known as Commonwealth Corporate Center, 100 Tournament Drive, Horsham, Pennsylvania (the "Office Lease"), its officers and directors liability insurance policies, its product liability insurance policies, certain automobile leases and an office equipment lease, the corporate names "Menley & James, Inc." and "Menley & James Laboratories, Inc." and approximately $2.0 million in cash which the Company will use to pay its costs and expenses associated with the sale, including employee severance obligations.

         As consideration for the Assets, Numark paid $13.43 million in cash and assumed substantially all of the Subsidiary's and the Company's liabilities.

         As a result of this transaction, after the transaction costs are paid, Menley & James will have the following: approximately $13.4 million in cash; no debt; an estimated $6 million net operating loss carry-forwards for income tax purposes; $24.5 million of capital loss carry-forwards; and 6,163,520 outstanding shares of common stock. Menley & James remains a public company and does not expect to liquidate or make a distribution to stockholders as a result of this transaction.

         The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement which is incorporated by reference into this Form 8-K as set forth under it in Exhibits 2.1, 2.2, and 2.3.


Item 5. Other Events.

         On November 24, 1998, the Company moved its executive offices to 125 Strafford Avenue, Suite 300, Wayne, Pennsylvania 19087.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(b)      Unaudited Pro Forma Financial Information

         The following unaudited pro forma condensed consolidated balance sheet reflects the sale of substantially all of the assets and the assignment of substantially all of the liabilities of the Company in exchange for $13,430,000 of cash as if the transaction had been consummated on September 30, 1998. This pro forma balance sheet does not purport to be indicative of the Company's financial position in future periods. A pro forma income statement for the nine month period ended September 30, 1998 or year ended December 31, 1997 would reflect no income from operations as all of the Company's operations were sold in the transaction.


                              Menley & James, Inc.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                               September 30, 1998
                                 (In thousands)

                                                                                         Pro forma
                                                                    Historical          Adjustments        Pro forma
                                                                    ----------          -----------        ---------
ASSETS
Current assets:
         Cash and cash equivalents                                   $  3,376            $ 10,054(1)       $ 13,430
         Accounts receivable, net                                       2,748              (2,748)(1)             0
         Inventory                                                      3,059              (3,059)(1)             0
         Other current assets                                             328                (328)(1)             0
                                                                     --------            --------          --------
         Total current assets                                           9,511               3,919            13,430
Other long-term assets                                                  1,392              (1,392)(1)             0
Product lines, trade names and packaging designs, net                   5,709              (5,709)(1)             0
                                                                     --------            --------          --------
         Total assets                                                $ 16,612              (3,182)         $ 13,430
                                                                     ========            ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
         Accounts payable                                            $    762            ($   762)(1)             0
         Accrued expenses and other                                     2,408              (2,408)(1)             0
                                                                     --------            --------          --------
         Total current liabilities                                      3,170              (3,170)                0
Stockholders' equity                                                   13,442                 (12)(1)        13,430
                                                                     --------            --------          --------
         Total liabilities and stockholders' equity                  $ 16,612            ($ 3,182)         $ 13,430
                                                                     ========            ========          ========

----------
(1) Adjusted to record the sale of substantially all of the assets and assignment of substantially all of the liabilities of the Company in exchange for $13.43 million. These adjustments assume that the transaction-related liabilities of approximately $2.0 million will be paid from the $2.0 million of cash retained by the Company.

(c)  Exhibits.

              Number     Description
              ------     -----------
                2.1      Asset Purchase Agreement dated as of August 21, 1998 by
                         and among the Company, Menley & James Laboratories,
                         Inc. and Numark Laboratories, Inc. (Incorporated by
                         reference to Exhibit 2.1 to the Company's Quarterly
                         Report on Form 10-Q for the quarter ended September 30,
                         1998)
                2.2      Amendment No. 1 to Asset Purchase Agreement dated as of
                         October 13, 1998 by and among the Company, Menley &
                         James Laboratories, Inc. and Numark Laboratories, Inc.
                         (Incorporated by reference to Exhibit 2.2 to the
                         Company's Quarterly Report on Form 10-Q for the quarter
                         ended September 30, 1998)
                2.3      Amendment No. 2 to Asset Purchase Agreement dated as of
                         November 11, 1998 by and among the Company, Menley &
                         James Laboratories, Inc. and Numark Laboratories.
                         (Incorporated by reference to Exhibit 2.3 to the
                         Company's Quarterly Report on Form 10-Q for the quarter
                         ended September 30, 1998)
                10.22    Severance Agreement dated as of September 24, 1998
                         between the Company and Greg L. Kearl (Incorporated by
                         reference to Exhibit 10.22A to the Company's Quarterly
                         Report on Form 10-Q for the quarter ended September 30,
                         1998)

                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            MENLEY & JAMES, INC.


Date:  December 3, 1998                     By: /s/ LAWRENCE D. WHITE
                                                -----------------------------
                                                Lawrence D. White
                                                President